Exhibit 10-96.1
                                 EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT is made this ninth (9th) day of

          December, 1994, by and between Central Maine Power Company, a

          Maine corporation with its principal place of business in

          Augusta, Maine (hereinafter referred to as the "Company"), and

          Arthur W. Adelberg (hereinafter referred to as the "Executive").



               WHEREAS, the Company recognizes that the Executive is a

          valued officer because of his knowledge of the Company's affairs and his experience and leadership capabilities, and desires to encourage his continued employment with the Company to assure itself of the continuing advantage of that knowledge, experience and leadership for the benefit of customers and shareholders,

          particularly during a period of transition in various aspects of the Company's business and in the event of a Change of Control of the Company; and

               WHEREAS, the Executive desires to serve in the employ of the

          Company on a full-time basis for a period provided in this

          Employment Agreement (hereinafter referred to as the "Agreement")

          on the terms and conditions hereinafter set forth; and

               WHEREAS, to these ends the Company desires to provide the

          Executive with certain payments and benefits in the event of the termination of his employment in certain circumstances; and

               WHEREAS, the Company and the Executive wish to set forth the terms and conditions under which such employment and payments and benefits will occur.





               NOW, THEREFORE, in consideration of the continued offer of employment by the Company and the continued acceptance of

          employment by the Executive, and the mutual promises and

          covenants contained herein, the Company and the Executive hereby agree as follows:

               1.   Term of Agreement.  a.  The term of this Agreement

          shall begin on December 9, 1994 (hereinafter referred to as the

          "Effective Date") and shall expire on December 31, 1997;

          provided, however, that on December 31, 1997 and on each December

          31 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless not later than the preceding October 31 either the Company or the Executive shall have given notice that such party does not wish to extend the term of this Agreement.

               b.   If a Change of Control occurs during the original term

          of this Agreement or any extension, then the term of this

          Agreement shall be automatically extended for a thirty-six (36)

          calendar month period beginning on the first day of the month following the month in which such Change of Control occurs.

               c.   Notwithstanding anything to the contrary in this

          Section 1, this Agreement and all obligations of the Company hereunder shall terminate on the date of the Executive's death,

          or thirty (30) days after the Company gives notice to the

          Executive that the Company is terminating the Executive's

          employment for reason of Total Disability or Cause.

               2.   Definitions.  The following terms shall have the

          meanings set forth below:





               "Affiliate" means a person that directly or indirectly

          through one or more intermediaries controls, is controlled by, or is under common control with the Company.

               "Board" means the Board of Directors of the Company.

               "Cause" means any of the following events or occurrences:

               (i)       An act of material dishonesty taken by, or

                         committed at the request of, the Executive.

               (ii)      Any illegal or unethical conduct which, in the

                         good faith judgment of the Board, would impair the

                         Executive's ability to perform his duties under

                         this Agreement or would impair the business

                         reputation of the Company.

               (iii)     Conviction of a felony.

               (iv)      The continued failure of the Executive to perform

                         substantially his responsibilities and duties

                         under this Agreement, after demand for performance

                         has been delivered in writing to the Executive

                         specifying the manner in which the Company

                         believes that the Executive is not performing.

          Notwithstanding any contrary provision of this Agreement, the

          Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a certified copy of a resolution duly adopted by the affirmative vote of two-thirds of the members of the Board who are not employees of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel,

          to be heard before the Board), finding in good faith one of the events or occurrences set forth in parts (i) through (iv) of the definition of "Cause" in this Agreement and specifying the particulars thereof in detail.

               "Change of Control" means the occurrence of any of the

          following events:

               (i)       Any "person," as such term is used in Sections

                         13(d) and 14(d) of the Securities Exchange Act of

                         1934, as amended (the "Exchange Act") (other than

                         the Company or any Affiliate or any trustee or

                         other fiduciary holding securities under an

                         employee benefit plan of the Company or any

                         Affiliate), is or becomes the beneficial owner, as

                         defined in Rule 13d-3 under the Exchange Act,

                         directly or indirectly, of stock of the Company

                         representing thirty percent (30%) or more of the

                         combined voting power of the Company's then

                         outstanding stock eligible to vote.

               (ii)      During any period of two (2) consecutive years

                         after the execution of this Agreement, individuals

                         who at the beginning of such period constitute the

                         Board, and any new director whose election by the

                         Board or nomination for election by the Company's

                         stockholders was approved by a vote of at least

                         two-thirds of the directors then in office who

                         either were directors at the beginning of the

                         period or whose election or nomination for

                         election was previously so approved, cease for any

                         reason to constitute at least a majority thereof.

               (iii)     The stockholders of the Company approve a merger

                         or consolidation of the Company with any other

                         corporation, other than a merger or consolidation

                         which would result in the voting stock of the

                         Company outstanding immediately prior thereto

                         continuing to represent (either by remaining

                         outstanding or by being converted into voting

                         securities of the surviving entity) more than

                         fifty percent (50%) of the combined voting power

                         of the outstanding voting stock of the Company or

                         such surviving entity immediately after such

                         merger or consolidation; provided, that a merger

                         or consolidation effected to implement a

                         recapitalization of the Company (or similar

                         transaction) in which no "person" (as hereinabove

                         defined) acquires more than thirty percent (30%)

                         of the combined voting power of the Company's then

                         outstanding securities shall not constitute a

                         Change of Control of the Company.

               (iv)      The stockholders of the Company approve a plan of

                         complete liquidation of the Company or an

                         agreement for the sale, lease, exchange or other

                         disposition by the Company of all or substantially

                         all of the Company's assets (or any transaction

                         having a similar effect).


               "Constructive Discharge" means, so long as no Change of

               Control has occurred, any reduction in the Executive's

               annual base salary in effect as of the Effective Date of

               this Agreement, or as the same may be increased from time to time, other than any across-the-board base salary reduction for a group or all of the executive officers of the Company,

               and also means, on or after a Change of Control,

               (i)       any reduction in the Executive's annual base

                         salary in effect as of the Effective Date of this

                         Agreement, or as the same may be increased from

                         time to time;

               (ii)      a failure to increase the Executive's annual base

                         salary commensurate with any across-the-board

                         percentage increases in the compensation of other

                         executive officers of the Company;

               (iii)     a substantial reduction in the nature or scope of

                         the Executive's responsibilities, duties or

                         authority from those described in Section 3.c of

                         this Agreement;

               (iv)      a material adverse change in the Executive's title

                         or position; or

               (v)       relocation of the Executive's place of employment

                         from the Company's principal executive offices or

                         to a place more than twenty-five (25) miles from

                         Augusta, Maine without the Executive's consent.

               "Severance Benefits" means the benefits set forth in Section

          5.a or 5.b of this Agreement, as applicable.


               "Severance Period" means, in the case of a Change of

          Control, the period from the date of termination as determined in accordance with Section 6 of this Agreement until the third anniversary of such date.

               "Total Disability" means the complete and permanent

          inability of the Executive to perform all of his duties under this Agreement on a full-time basis for a period of at least six

          (6) consecutive months, as determined by the Board upon the basis of such evidence, which may include independent medical reports and data, as the Board deems appropriate or necessary.

               3.   Employment.  a.  The Company hereby agrees to continue

          its employment of the Executive in the capacity of Vice

          President, Law and Power Supply, and the Executive hereby agrees to remain in the employ of the Company for the period beginning on the Effective Date and ending on the date on which the

          Executive's employment is terminated in accordance with this

          Agreement (the "Employment Period").  This Agreement shall not restrict in any way the right of the Company to terminate the

          Executive's employment at whatever time and for whatever reason it deems appropriate, nor shall it limit the right of the

          Executive to terminate employment at any time for whatever reason he deems appropriate.

               b.  The Executive agrees that during the Employment Period he shall devote substantially all his business attention and time to the business and affairs of the Company and its Affiliates,

          and use his best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive under this

          Agreement.  It is expressly understood that (i) the Executive may devote a reasonable amount of time to such industry associations and charitable and civic endeavors as shall not materially interfere with the services that the Executive is required to render under this Agreement, and (ii) the Executive may serve as a member of one or more boards of directors of companies that are not affiliated with the Company and do not compete with the

          Company or any of its Affiliates.

               c.  The following listing of job duties shall represent the

          Executive's primary responsibilities.  Such responsibilities may be expanded, and so long as no Change of Control has occurred may be decreased, as the business needs of the Company require.  The

          Executive's primary job responsibilities shall include, but not be limited to:

               participation in the development and general oversight of corporate policies, strategies and business initiatives as a member of the Company's Executive Committee;

               the development and implementation of strategies to control non-utility generation costs; and

               the development, implementation and general oversight of corporate strategies in legislative and regulatory matters and wholesale power and transmission marketing issues.

          The departments reporting directly to the Executive shall be as follows:  Law; Power Supply; Government Relations; Legislative

          Affairs; Community Relations; Internal Audit; and Regulatory

          Services.

               4.   Compensation and Benefits.  a.  During the Employment

          Period, the Executive shall be compensated as follows:

               (i)       He shall receive an annual base salary, the amount

                         of which shall be reviewed regularly and

                         determined from time to time by the Board, but

                         which shall not be less than $153,450.  His salary

                         shall be payable in accordance with Company

                         practice.

               (ii)      He shall be entitled to participate in any and all

                         plans and programs maintained by the Company from

                         time to time to provide benefits for its

                         executives, including without limitation any

                         short-term or long-term incentive, pension, or

                         supplemental pension plan or program, in

                         accordance with the terms and conditions of any

                         such plan or program or the administrative

                         guidelines relating thereto, as may be amended

                         from time to time.

               (iii)     He shall be entitled to participate in any and all

                         plans and programs maintained by the Company from

                         time to time to provide benefits for its salaried

                         employees generally, including without limitation

                         any savings and investment, stock purchase or

                         group medical, dental, life, accident or

                         disability insurance plan or program, subject to

                         all eligibility requirements of general

                         applicability, to the extent that executives are

                         not excluded from participation therein under the

                         terms thereof or under the terms of any executive

                         plan or program or any approval or adoption

                         thereof.

               (iv)      He shall be entitled to all fringe benefits

                         generally provided by the Company at any time to

                         its full-time salaried employees, including

                         without limitation paid vacation, holidays and

                         sick leave but excluding severance pay, in

                         accordance with generally applicable Company

                         policies with respect to such benefits.

               (v)       He shall be entitled to all rights and benefits

                         under the Split-Dollar Life Insurance Agreement

                         between the Company and the Executive in effect as

                         of the Effective Date of this Agreement in

                         accordance with the terms of such Split-Dollar

                         Life Insurance Agreement.

               b.   Notwithstanding any contrary provision of this

          Agreement, any compensation or benefits which are vested in the

          Executive or which the Executive is otherwise entitled to receive under any plan or program of the Company or any agreement between the Company and the Executive before, at or subsequent to the

          Executive's termination of employment shall be furnished and paid in accordance with the terms and provisions of such plan, program or agreement.

               c.   All compensation payable under this Section 4 shall be

          subject to normal payroll deductions for withholding income taxes, social security taxes and the like.

               5.   Severance Benefits. a. If, on or after a Change of

          Control, the Executive's employment with the Company is

          terminated during the Employment Period (i) by the Company and/or

          any successor for any reason other than death, Total Disability or Cause or (ii) by the Executive within twelve (12) calendar months of a Constructive Discharge, Severance Benefits shall be provided as follows:

               (i)       The Company shall pay the Executive, in one cash

                         lump sum within sixty (60) days following the date

                         of termination of employment as determined under

                         Section 6 of this Agreement, an amount equal to

                         2.99 times the Executive's base amount, as defined

                         in Section 280G(b)(3) of the Internal Revenue Code

                         of 1986, as amended.

               (ii)      Core coverage for the Executive under the

                         Company's group medical, life, accident and

                         disability plans or programs shall continue for

                         the Severance Period on the same terms and

                         conditions, as if the Executive's employment had

                         not terminated.  In the event that the Executive's

                         participation in any such plan or program is

                         barred, the Company shall arrange at its expense

                         to provide him during the Severance Period with

                         core benefits substantially similar to those which

                         he would otherwise be entitled to receive under

                         such plans and programs.

               (iii)     The Severance Period shall count as service for

                         all purposes (including benefit accrual and

                         eligibility) under any benefit plan of the Company

                         applicable to the Executive immediately prior to

                         the Executive's termination of employment, for

                         which service with the Company is taken into

                         account, including without limitation any pension

                         or supplemental pension plan, and all benefits

                         under such plans that are subject to vesting shall

                         vest as of the date of such termination of

                         employment.

               (iv)      The Company shall pay a fee to an independent

                         outplacement firm selected by the Executive for

                         outplacement services in an amount equal to the

                         actual fee for such services up to a total of

                         $10,000.

               b.   If no Change of Control has occurred and the

          Executive's employment with the Company is terminated during the

          Employment Period (i) by the Company for any reason other than death, Total Disability or Cause or (ii) by the Executive within six (6) calendar months of a Constructive Discharge, the Company shall pay the Executive, in twelve (12) equal monthly cash installments beginning not later than sixty (60) days following the date of termination of employment as determined under Section

          6 of this Agreement, Severance Benefits equal to one times the

          Executive's annual base salary in effect on the date immediately preceding the date of termination; provided, however, that each of the last six (6) monthly cash installments shall be reduced by an amount equal to any base salary or other base pay or

          commissions earned through other employment or any fees earned as a consultant for the particular month, such that an installment

          shall not be paid or payable by the Company for any month for which such other base salary, base pay, commissions or fees equal or exceed the amount of the installment.

               6.   Date of Termination.  For purposes of this Agreement,

          the date of termination of the Executive's employment shall be the date written notice is given to the Executive by the Company and/or any successor or, in the case of a Constructive Discharge,

          the date written notice is given to the Company by the Executive,

          provided that the Executive gives such notice within twelve (12)

          calendar months of the Constructive Discharge in the case of a

          Change of Control, and within six (6) calendar months of the

          Constructive Discharge in other cases, and specifies therein the event constituting the Constructive Discharge.

               7.   Taxes.  a.  In the event that any portion of the

          Severance Benefits is subject to tax under Section 4999 of the

          Internal Revenue Code of 1986, as amended, or any successor provision thereto (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Amount") which,

          after payment of all federal and State income taxes thereon

          (assuming the Executive is at the highest marginal federal and applicable State income tax rate in effect on the date of payment of the Gross-Up Amount) and payment of any Excise Tax on the

          Gross-Up Amount, is equal to the Excise Tax payable by the

          Executive on such portion of the Severance Benefits.  Any Gross-

          Up Amount payable hereunder shall be paid by the Company

          coincident with the payment of the Severance Benefits described in Section 5.a(i) of this Agreement.

               b.  All amounts payable to the Executive under this

          Agreement shall be subject to applicable withholding of income,

          wage and other taxes.

               8.   Non-Competition, Confidentiality and Cooperation.  The

          Executive agrees that:

               (i)       during the Employment Period and for one (1) year

                         after the termination of the Executive's

                         employment with the Company for any reason other

                         than a Change of Control, the Executive shall not

                         serve as a director, officer, employee, partner or

                         consultant or in any other capacity in any

                         business that is involved in the generation,

                         transmission or distribution of electric energy

                         within the New England states, or solicit Company

                         employees for employment or other participation in

                         any such business, or take any other action

                         intended to advance the interests of such

                         business;

               (ii)      during and after the Executive's employment with

                         the Company, he shall not divulge or appropriate

                         to his own use or the use of others any secret,

                         proprietary or confidential information or

                         knowledge pertaining to the business of the

                         Company, or any of its Affiliates, obtained during

                         his employment with the Company; and

               (iii)     during the Employment Period, he shall support the

                         Company's interests and efforts in all regulatory,

                         administrative, judicial or other proceedings

                         affecting the Company and, after the termination

                         of his employment with the Company, he shall use

                         best efforts to comply with all reasonable

                         requests of the Company that he cooperate with the

                         Company, whether by giving testimony or otherwise,

                         in regulatory, administrative, judicial or other

                         proceedings affecting the Company except any

                         proceeding in which he may be in a position

                         adverse to that of the Company.  After the

                         termination of employment, the Company shall

                         reimburse the Executive for his reasonable

                         expenses and his time, at a reasonable rate to be

                         determined, for the Executive's cooperation with

                         the Company in any such proceeding.

          The provisions of this Section 8 shall survive the expiration or termination of this Agreement.  The Executive agrees that the

          Company shall be entitled to injunctive relief to prevent any breach or threatened breach of these provisions.  In the event of a failure to comply with part (i), (ii) or (iii) of this Section

          8, the Executive agrees that the Company shall have no further obligation to pay the Executive any Severance Benefits under

          Section 5.b of this Agreement.  In the event of a failure to comply with part (i) or (ii) hereof, the Executive agrees that he shall repay to the Company any such Section 5.b Severance

          Benefits paid to him.  The Company shall have the right to offset any amounts payable to the Executive under this Agreement or

          otherwise against any Severance Benefits which he is obligated to repay to the Company.

               9.   No Mitigation.  The Executive shall not be required to

          mitigate the amount of any payment provided for in this Agreement by seeking other employment.

               10.  Assignment.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.  This

          Agreement and the rights of the Executive hereunder shall not be assignable by the Executive, and any assignment by the Executive shall be null and void.

               11.  Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Augusta, Maine, in accordance with the rules of the American Arbitration Association then in effect.  The

          pendency of any such dispute or controversy shall not affect any rights or obligations under this Agreement.  Judgment may be entered on the arbitrator's award in any court having

          jurisdiction.

               12.  Waiver; Amendment.  The failure of either party to

          enforce, or any delay in enforcing, any rights under this

          Agreement shall not be deemed to be a waiver of such rights,

          unless such waiver is an express written waiver which has been signed by the waiving party.  Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.  This Agreement can be amended only by a written instrument signed by each party hereto and no course of

          dealing or practice or failure to enforce or delay in enforcing any rights hereunder may be claimed to have effected an amendment of this Agreement.

               13.  Notices.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by first-class, registered or certified mail or hand-delivered to the Executive at the last residence address he has provided to the Company or, in the case of the Company, at its principal executive offices to the attention of the Corporate Secretary.

               14.  Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maine.  In the event that any provisions of this Agreement shall be held to be invalid, the other provisions hereof shall remain in full force and effect.

               15.  Entire Agreement.  The terms of this Agreement are

          intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the

          Company and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this

          Agreement as of the date first written above.


          WITNESS:



                                        Arthur W. Adelberg



                                        CENTRAL MAINE POWER COMPANY


                                        By:
                                        Carlton D. Reed, Jr.
                                        Chairman of the Board of Directors